Exhibit 10.2
***Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is the type that the company treats as private or confidential. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit.***
ADVISOR AGREEMENT
This Advisor Agreement (this “Agreement”) is made and entered into by and between Crinetics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Dana Pizzuti, MD an individual (“Advisor”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).
A.Reference is made to that certain Transition and Separation Agreement between the Parties to which this is attached as an exhibit (the “Separation Agreement”);

B.The Company desires to retain Advisor as an independent contractor to perform advisory services for the Company, and Advisor is willing to perform such services, on the terms described below;

C.The effectiveness of this Agreement shall be strictly contingent upon the occurrence of the Effective Date of the Separation Date and Second Release Effective Date of the Separation Date occurring, as well satisfaction of the conditions set forth in Section 2 of the Separation Agreement;

In consideration of the mutual promises contained herein, the Parties agree as follows:
1.Services and Advisory Fees. Advisor shall perform the services described in Exhibit A (the “Services”) for the Company (or its designee) and agrees to comply with the terms of this Agreement, the Company agrees to pay Advisor the consulting fees described in Exhibit A for Advisor’s performance of the Services. If any services, tasks, deliverables or other acts not specifically described in this Agreement (including in Exhibit A) are required for or incidental or inherent to the proper performance and provision of the Services, they shall be deemed to be included within the scope of Services as if specifically described in this Agreement. Advisor accepts such engagement, and agrees to perform the Services and otherwise act in accordance with the terms hereof, all applicable Company policies and procedures and all applicable laws and regulations. Company guarantees Advisor at least ten (10) hours of Services per month. Advisor shall not perform more than 20 hours per month of Services without the advanced written consent of the Company.
2.Confidentiality.
2.1Definition of Confidential Information. “Confidential Information” means any information (including any and all combinations of individual items of information), whether or not marked or identified as confidential or proprietary information, of any type whatsoever, whether in writing, or in oral, graphic, electronic or any other form that is disclosed to, or accessed or obtained by, Advisor through or in connection with the Services provided to the Company hereunder or with Advisor’s former or current role with the Company and relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Advisor called or with whom Advisor became acquainted during the term of this

Exhibit 10.2
Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information. Notwithstanding the foregoing, Confidential Information shall not include any such information which Advisor can establish (i) was publicly known or made generally available prior to the time of disclosure to Advisor; (ii) becomes publicly known or made generally available after disclosure to Advisor through no wrongful action or inaction of Advisor; or (iii) is in the rightful possession of Advisor, without confidentiality obligations, at the time of disclosure as shown by Advisor’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.
2.2Nonuse and Nondisclosure. During and after the term of this Agreement, Advisor will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Advisor will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) except as permitted in Section 2.3, disclose the Confidential Information to any third party without the prior written consent of an authorized representative of the Company, except that Advisor may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Advisor shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Advisor agrees that no ownership of Confidential Information is conveyed to the Advisor. Without limiting the foregoing, Advisor shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Advisor agrees that Advisor’s obligations under this Section 2.2 shall continue after the termination of this Agreement.
2.3Permitted Disclosure. Nothing in this Agreement (including Section 2.2) shall prohibit or restrict Advisor from (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Agreement, or as required by law or legal process, including with respect to possible violations of law; (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; (iii) accepting any U.S. Securities and Exchange Commission awards; or (iv) initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Notwithstanding the foregoing, in the event any disclosure is required under this Section 2.3, Advisor shall provide advance written notice thereof to the Company, consult with the Company with respect to such disclosure, provide the Company sufficient opportunity to object to any such disclosure or to request confidential treatment and reasonably cooperate with the Company in connection therewith, and disclose the minimum amount of information needed to comply with such requirement.
2.4Other Company Confidential Information. Advisor agrees that Advisor will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or current employer of Advisor or other person or entity with which Advisor has an obligation to keep in confidence. Advisor also agrees that Advisor will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

Exhibit 10.2
2.5Third Party Confidential Information. Advisor recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Advisor agrees that at all times during the term of this Agreement and thereafter, Advisor owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.
3.Ownership.
3.1Assignment of Inventions. Advisor agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Advisor, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Advisor also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.
3.2Pre-Existing Materials. Subject to Section 3.1, Advisor will provide the Company with prior written notice if, in the course of performing the Services, Advisor incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Advisor or in which Advisor has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Advisor will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any unaffiliated third party into any Invention without Company’s prior written permission.
3.3Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Advisor hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
3.4Maintenance of Records. Advisor agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Advisor (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Advisor shall deliver (or cause to be delivered) or destroy the same.

Exhibit 10.2
3.5Further Assurances. During and after the term of this Agreement, Advisor agrees to perform all acts that the Company requests to obtain, perfect, secure, or enforce the Company’s full benefits, enjoyment, and all rights, title, and interest in and to Inventions in any and all countries, including the disclosure to the Company of all related information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Advisor further agrees that Advisor’s obligations under this Section 3.5 shall continue after the termination of this Agreement.
3.6Attorney-in-Fact. Advisor agrees that, if the Company is unable because of Advisor’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Advisor’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.1, then Advisor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Advisor’s agent and attorney-in-fact, to act for and on Advisor’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Advisor. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
3.7License. If any right, title, or interest in and to any Invention, including any intellectual property rights therein and thereto, cannot be assigned by Advisor to the Company, Advisor hereby unconditionally and irrevocably grants to the Company an exclusive (including as to Advisor), royalty-free, transferable, perpetual, worldwide, fully paid-up license (with rights to sublicense through multiple tiers) to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import, and otherwise use and exploit (and have others exercise such rights on behalf of the Company) all or any portion of such non-assignable right, title, and interest in and to such Invention. Advisor further irrevocably waives in favor the Company, and agrees not to assert against the Company, any “moral” rights or other claims or rights with respect to attribution of authorship, integrity, disclosure and withdrawal of such Invention.
4.Conflicting Obligations. Advisor hereby certifies that Advisor has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Advisor from complying with the provisions hereof, and further certifies that Advisor will not enter into any such conflicting agreement during the term of this Agreement. Advisor shall list in Exhibit B hereto any other companies for whom Advisor is providing Services that are related to current therapeutic targets of the Company (“Outside Entities”). Without limiting the foregoing, Advisor agrees to use their best efforts (A) to segregate Advisor’s Services performed under this Agreement from Advisor’s work done for the Outside Entities so as to minimize any questions of disclosure of, or rights under, any inventions, (B) to notify the General Counsel of the Company if at any time the Advisor believes that such questions may result from their performance under this Agreement, and (C) to assist the Company in fairly resolving any questions in this regard which may arise. The Services performed hereunder will not be conducted on time that is required to be devoted to any other third party. The Advisor shall not use the funding, resources and facilities of any other third party, without the prior written consent of the Company, to perform Services hereunder and shall not perform the Services hereunder in any manner that would give any third party rights or access to the product of such Services. Advisor represents and warrants that Advisor has no agreements, relationships, or commitments to any other person or entity that conflict with

Exhibit 10.2
the provisions of this Agreement, Advisor’s obligations to the Company under this Agreement, and/or Advisor’s ability to perform the Services. Advisor will not enter into any such conflicting agreement during the term of this Agreement. Advisor represents and warrants that neither it nor any individual, corporation, partnership or association performing Services hereunder has been debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335a(a) and (b) or any similar regulation in any applicable jurisdiction. In the event that Advisor or any individual, corporation, partnership or association performing Services hereunder (i) becomes debarred, or (ii) receives notice of an action with respect to its debarment, Advisor shall notify Company immediately. In the event that Company receives any such notice from Advisor or otherwise becomes aware that a debarment action has been brought against Advisor or any individual, corporation, partnership or association performing Services hereunder, then Company shall have the right to terminate this Agreement effective immediately.
5.Return of Company Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Advisor will immediately deliver to the Company, and will not keep in Advisor’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 3.4 and any reproductions of any of the foregoing items that Advisor may have in Advisor’s possession or control. Advisor has no right or license to reproduce or use any Company property except solely during the term of this Agreement to the extent necessary to perform Advisor’s obligations under this Agreement. All other rights in and to the Company property are expressly reserved by the Company.
6.Termination and Term.
6.1Term. The term of this Agreement will begin on April 1, 2026 and will continue until the earlier of (i) March 30, 2028 or (ii) the date this Agreement is terminated for Cause by the Company’s Board of Directors (the “Engagement Period”). Company shall have the option of renewing this Agreement for an additional one (1) year term to begin at the end of the Engagement Period, Company shall give Advisor at least thirty (30) days’ notice of its election to exercise this option before the end of the Engagement Period.
6.2Definition of Cause. “Cause” means (i) Advisor’s willful or repeated refusal to perform Advisor’s duties (other than any such failure resulting from incapacity due to physical or mental illness); (ii) Advisor’s willful or repeated refusal to comply with any reasonable, valid, and legal directive of the Chief Executive Officer; (iii) Advisor’s willful engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, injurious to the Company or its affiliates; (iv) Advisor’s embezzlement, misappropriation, or fraud, whether or not related to Advisor’s engagement with the Company; (v) Advisor’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude, if such felony or other crime is work-related, materially impairs Advisor’s ability to perform services for the Company, or results in reputational or financial harm to the Company or its affiliates; (vi) Advisor’s material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; (vii) Advisor’s willful unauthorized disclosure of Confidential Information (as defined herein); or (viii) Advisor’s material breach of any material obligation under this Agreement or any other written agreement between Advisor and the Company.

Exhibit 10.2
For purposes of this provision, no act or failure to act on the part of Advisor shall be considered “willful” unless it is done, or omitted to be done, by Advisor in bad faith or without reasonable belief that Advisor’s action or omission was in the best interests of the Company. Any act, or failure to act, based on authority given pursuant to a resolution duly adopted by the Board of Directors or on the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Advisor in good faith and in the best interests of the Company. If the Company finds grounds for a termination of this Agreement for Cause, the Company shall immediately provide notice to Advisor of basis for a Cause determination and provided that the grounds for a Cause termination are reasonably susceptible to be cured in all material respects, Advisor shall have thirty (30) days to cure such grounds.

6.3Termination. Either Party may terminate this Agreement upon fourteen (14) days prior written notice of such termination. The Company may terminate this Agreement immediately and without prior notice if Advisor refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.
6.4Survival. Upon any termination, all rights and duties of the Company and Advisor toward each other shall cease except:

(a)The Company will pay, within thirty (30) days after the expiration of the Engagement Period, all amounts owing to Advisor for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and

(b)Section 2 (Confidentiality), Section 3 (Ownership), Section 4 (Conflicting Obligations), Section 5 (Return of Company Materials), Section 6 (Term and Termination), Section 7 (Independent Contractor; Benefits), Section 8 (Indemnification), Section 9 (Limitation of Liability), and Section 10 (Miscellaneous) will survive termination or expiration of this Agreement in accordance with their terms.
7.Independent Contractor; Benefits.
7.1Independent Contractor. It is the express intention of the Company and Advisor that Advisor perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Advisor as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Advisor is not authorized to bind the Company to any liability or obligation or to represent that Advisor has any such authority. Advisor agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance. Advisor acknowledges and agrees that Advisor is obligated to report as income all fees received by Advisor pursuant to this Agreement. Advisor agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.
7.2Benefits. The Company and Advisor agree that (with the exception of any COBRA benefits Advisor is entitled to receive) Advisor will receive no Company-sponsored benefits as a result of Advisor’s Services under this Agreement from the Company, including, but are not limited to, workers’ compensation, paid vacation, sick leave, medical insurance and 401(k) participation, and Advisors hereby waives any right to participate in any benefits programs maintained by the Company. Advisor’s exclusion from such programs is a material component of the terms of compensation negotiated by the Parties, and is not premised on Advisor’s status as a non-employee with respect to the Company. Advisor’s waiver is not conditioned on any representation or assumption concerning Advisor’s status under the common law test. Consistent with Advisor’s independent contractor status hereunder, Advisor will not apply for any

Exhibit 10.2
government-sponsored benefits that are intended to apply to employees, including unemployment benefits.
8.Indemnification. Advisor agrees to indemnify, defend, and hold harmless the Company and its affiliates and their directors, officers and employees from and against all claims, taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) the Services performed by Advisor pursuant to this Agreement, (ii) any negligent, reckless, or intentionally wrongful act of Advisor or Advisor’s assistants, employees, contractors or agents, (iii) any breach by the Advisor or Advisor’s assistants, employees, contractors, or agents of any of the representations and warranties contained in this Agreement, (iv) Advisor’s violation of any applicable law, rule, or regulation, (v) any violation or claimed violation of a third party’s rights, including without limitation any right of privacy or intellectual property rights, and (vi) claims of all kinds without limitation, including but not limited to claims for injury, death, property damage, defamation, invasion of privacy, assault, battery, breach of contract, violation of federal, state, or local laws or regulations, and wage related claims.
9.Limitation of Liability. EXCEPT FOR THE COMPANY’S GROSS NEGLIGENCE OR FRAUDULENT OR INTENTIONAL MISCONDUCT, IN NO EVENT SHALL COMPANY BE LIABLE TO ADVISOR OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO ADVISOR UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 9 SHALL LIMIT OR EXCLUDE THE COMPANY’S LIABILITY ARISING FROM OR RELATING TO THE FAILURE TO HONOR, MAINTAIN, OR PERMIT THE CONTINUED VESTING OF ADVISOR’S EQUITY AWARDS AS EXPRESSLY PROVIDED IN THIS AGREEMENT, INCLUDING THE VALUE OF SUCH EQUITY AWARDS AND ANY ASSOCIATED VESTING.

10.Miscellaneous.
10.1Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction. The Parties acknowledge and agree that, notwithstanding any contrary provision in any agreement between the Parties, any dispute, controversy, or claim arising out of or related to this Agreement or any breach of this Agreement or Advisor’s engagement, whether the claim arises in contract, tort, or statute, shall be submitted to and decided by binding arbitration. Arbitration shall be administered exclusively by American Arbitration Association and shall be conducted consistent with the rules, regulations, and requirements thereof as well as any requirements imposed by state law. Any arbitral award determination shall be final and binding upon the parties.
10.2Assignability. This Agreement will be binding upon Advisor’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors,

Exhibit 10.2
and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Advisor may not sell, transfer, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any third party in whole or in part.
10.3Entire Agreement. This Agreement (including and Exhibits and the Transition and Separation Agreement) constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior or contemporaneous agreements, discussions, or representations between the Parties, written or oral. Advisor represents and warrants that Advisor is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.
10.4Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
10.5Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.
10.6Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by Advisor and a duly authorized representative of the Company. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
10.7Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 10.7.

(a)If to the Company, to: Crinetics Pharmaceuticals, Inc., 6055 Lusk Blvd, San Diego, California, 92121, Attention: Garlan Adams, copy Scott Struthers.

(b)If to Advisor, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Advisor provided by Advisor to the Company in accordance with this Agreement.

10.8Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled, as permitted under applicable law.
10.9Signatures. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Any signature page delivered by facsimile, e-mail or other transmission method (including pdf or any electronic

Exhibit 10.2
signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) will be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.
10.1018 U.S.C. § 1833(b) The Company hereby provides the following notice pursuant to 18 U.S.C. § 1833(b), and Advisor acknowledges and understands that 18 U.S.C. § 1833(b), provides the following immunities to Advisor (notwithstanding anything to the contrary herein): An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
10.11Publicity. No written release of any statement, information, or advertisement relating to the Company, express or implied, shall be used or disclosed by Advisor or on Advisor’s behalf, unless and until such release has been submitted to and approved by a duly authorized representative of the Company.

[Signatures Follow on Ensuing Page(s)]

Exhibit 10.2
IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth below.

COMPANY:
Crinetics Pharmaceuticals, Inc.
By:    /s/ Scott Struthers
Name:    Scott Struthers
Title:    Chief Executive Officer

Date:    December 16, 2025

ADVISOR:

Dana Pizzuti

By:    /s/ Dana Pizzuti
Name:    Dana Pizzuti
Address:    ***

Email:    ***

Date:    December 16, 2025

Signature Page to
Advisor Agreement

EXHIBIT A

SERVICES AND COMPENSATION

Description of Services:

Advisor shall provide such advisory Services as reasonably requested by the Company from time to time, including, without limitation: (i) services related to transitioning Advisor’s prior roles; (ii) providing support for global clinical development and regulatory affairs activities, including input on application reviews and facilitation of labeling and approvals globally for paltusotine; (iii) ad hoc advice regarding clinical development for other programs, and compliance and benefit-risk issues; and (iv) other services mutually agreed upon by the Company and Advisor. Advisor agrees to cooperate and work constructively with the Company’s executive team in performing Services and following the Company’s reasonable directives.

Compensation and Payment Terms:

•Fee Structure: The Company will pay Advisor based on a rate of $600 per hour. Advisor shall submit to the Company detailed invoices for Services performed on a monthly basis in a form prescribed by the Company within twenty (20) days after the end of each calendar month. Subject to Advisor’s timely submission of invoices for Services, payments will be made within thirty (30) days of Advisor’s submission of Advisor’s time.
•The Company shall reimburse Advisor for all reasonable travel and out-of-pocket expenses incurred by Advisor in performing Services pursuant to this Agreement that are pre- approved by Company. Advisor shall submit to Company all statements for expenses incurred and Services performed on a monthly basis in a form prescribed by Company. Payments will be made within thirty (30) days of Advisor’s submission of Advisor’s time and expenses.

•Equity: Advisor holds outstanding stock options and restricted stock unit (“RSU”) awards granted under the Company’s 2018 Incentive Award Plan (the “2018 Plan”and Advisor’s outstanding stock options and RSU awards, the “Awards”). For clarity and notwithstanding anything to the contrary in the 2018 Plan or any Award Agreements (i) Advisor will not be deemed to have experienced a “Termination of Service” for purposes of Advisor’s stock options and RSU awards granted under the 2018 Plan, as a result of Advisor’s transition from an officer to a non-officer employee role or as a result of Advisor’s transition from an employee to an independent contractor and Advisor role, (ii) as further compensation for the Services to be rendered pursuant to this Agreement, Advisor will continue to vest in her Awards during the term of her Services pursuant to this Agreement in accordance with the terms of the Plans and award agreements pursuant to which the Awards were granted (the “Award Agreements”), (iii) Advisor will be deemed to have experienced a “Termination of Service” for purposes of Advisor’s stock options and RSU awards granted under the 2018 Plan, on the date her Services under this Agreement terminate, and (iv) for so long as the Awards remain outstanding they will remain eligible to vest in connection with a “Change in Control” (as defined in the 2018 Plan, a “Change in Control”) and in the event of a Change in Control in connection with which Advisor’s Awards are not continued, converted, assumed, or replaced with substantially similar awards by the Company or a successor entity or its parent or subsidiary, and neither this Agreement nor Advisor’s Services are terminated, Advisor’s then outstanding unvested Awards that would have otherwise vested as of the last day of the Engagement Period shall automatically become vested immediately prior to the Change in Control and canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of the Company’s common stock pursuant to Section 8.3 of the 2018 Plan with respect to vested RSUs and, with respect to unexercised vested stock options, the Change in Control consider payable to other holders of the Company’s common stock, less the exercise price of the stock options, pursuant to Section 8.3 of the 2018 Plan. Additionally, notwithstanding anything to the contrary in the 2018 Plan or Award Agreements, the Advisor’s stock options that are vested and outstanding at the end Engagement Period shall remain outstanding and exercisable until the first to occur of (x) thedate that is the third (3rd) anniversary of the date Advisor’s Services under this Agreement terminate for any reason other than for “Cause”, (y) the date Advisor’s Services under this Agreement are terminated for “Cause” and (z) the 10th anniversary of the grant date of the stock options. Except as modified above, Advisor’s Awards shall continue to be governed by the terms and conditions of the Plans and Award Agreements. For avoidance of doubt, the parties agree that Advisor’s Awards that are unvested as of December 15, 2025 are as follows:
62,500 currently unvested RSUs from grants in 2023, 2024, and 2025.
156,231 stock options from grants in 2022 through 2025.

EXHIBIT B

OUTSIDE ENTITIES